EXHIBIT 23.2



                         CONSENT OF PRICE WATERHOUSE LLP

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 20, 1997, except as to Note 11, which is dated as of March 15, 1997, appearing on page F-1 of Hollywood Entertainment Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP


Portland, Oregon
July 25, 1997